EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of SunLink Health Systems, Inc. on Form S-4 of our reports dated September 9, 2002, appearing in the Annual Report on Form 10-K of SunLink Health Systems, Inc. for the year ended June 30, 2002 and to the reference to us under the heading “Experts” in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

Atlanta, Georgia
January 29, 2003